UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

          Date of Report (Date of earliest event reported) June 2, 2000







                             AURORA GOLD CORPORATION
             (exact name of registrant as specified in its charter)



         Delaware                     0-24393                13-3945947
(State or other jurisdiction         (Commission           (IRS Employer
of incorporation or organization)     File Number)         Identification No.)


1505 - 1060 ALBERNI STREET,                                     V6E 4K2
VANCOUVER B.C. CANADA                                         (postal code)
(Address of principal executive offices)


(Registrant's Telephone Number, Including the Area Code)     (604) 687-4432





------------------------------------------------------------
(Former name or former address, if changed from last report.)

AURORA GOLD CORPORATION

Item 1.  Changes in Control of Registrant.

         Not Applicable

Item 2.  Acquisition or Disposition of Assets.

         On May 18, 2000 Aurora Gold Corporation transferred to its wholly owned subsidiary, Aurora Metals (BVI) Ltd., 100% interest in six Exploration Permits in Tunisia, which it holds under option.

         On May 18, 2000 Aurora Gold Corporation transferred to it's wholly owned subsidiary Aurora Metals (BVI) Ltd., 100% interest in ten
         Exploration Permits in Tunisia which were formally granted by publication in the Tunisian Government Gazette on May 26, 2000.

         On May 18, 2000 Aurora Gold Corporation transferred to it's wholly owned subsidiary Aurora Metals (BVI) Ltd., its interest in the Letter of Intent between the Company and Billiton UK Resources BV, signed on February 25,2000, for the funding of the Tunisian Hammala Exploration Permit and the ten Exploration Permits contiguous to the Hammala Exploration Permit.

Item 3.  Bankruptcy or Receivership.

         Not applicable

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable

Item 5.  Other Events.

         On May 19, 2000 the Board of Directors of Aurora, in order to facilitate the exploration, development and financing of the Tunisian Property, approved and authorized a stock dividend payable to the stockholders of Aurora, on a one to one basis, of the common stock of Aurora Metals (BVI) Ltd. The stock dividend will be payable to Aurora's stockholders of record as of the close of business on June 15, 2000. The Company proposes to issue the stock dividend on the effective date of the Aurora Metals (BVI) Ltd. Registration Statement, which is anticipated to be filed with the United States Securities and Exchange Commission on June 15, 2000; and, if so filed according to the United States Securities and Exchange rules, such Registration Statement will become effective on August 15, 2000 (sixty days after filing).

Item 6.  Resignation of Registrant's Directors.

         Not Applicable

Item 7.  Financial Statements and Exhibits.

         Not Applicable

Item 8.  Change in fiscal Year.

         Not Applicable

Item 9.  Sale of Equity Securities Pursuant to Regulation S.

         Not Applicable


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         AURORA GOLD CORPORATION


Date: June 2, 2000                                      by: /s/ David Jenkins
                                                           ---------------------
                                                                David Jenkins,
                                                                President